Exhibit 21

SUBSIDIARIES OF TRC COMPANIES, INC.

Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive and minor subsidiaries are excluded.

Name of Subsidiary and Jurisdiction in which Incorporated or Organized	Percent of Voting Stock Owned by Registrant
TRC Environmental Corporation (incorporated in Connecticut)	100%
TRC Solutions, Inc. (incorporated in California)	100%
TRC Mariah Associates, Inc. (incorporated in Wyoming)	100%
TRC Engineers, Inc. (incorporated in New Jersey)	100%
TRC Garrow Associates, Inc. (incorporated in Georgia)	100%
Vectre Corporation (incorporated in New Jersey)	100%
Hunter Associates Texas Ltd. (organized in Texas)	100%
Hunter Associates, Inc. (incorporated in Nevada)	100%
TRC Lowney Associates (incorporated in California)	100%
TRC Omni Environmental Corporation (incorporated in New Jersey)	100%
Imbsen & Associates (incorporated in California)	100%
Engineered Automation Systems, Inc. (incorporated in California)	100%
E/PRO Engineering and Environmental Consulting LLC (organized in Maine)	100%
Site-Blauvelt Engineers, Inc. (incorporated in New Jersey)	100%
Site-Blauvelt Engineers, Inc. (incorporated in New York)	100%
Site-Blauvelt Engineers, Inc. (incorporated in Virginia)	100%
Site Constructions Services, Inc. (incorporated in New Jersey)	100%
ECON Capital LP (organized in Texas)	100%
BV Engineering (incorporated in California)	100%
TRC Raviv Associates, Inc. (incorporated in New Jersey)	100%
Novak Engineering, Inc. (incorporated in Michigan)	100%
SGS Witter, Inc. (incorporated in New Mexico)	100%
Essex Environmental, Inc. (incorporated in California)	100%
Cubix Corporation (incorporated in Texas)	100%
PBWO Holdings, LLC (organized in Maine)	100%
GBF Holdings, LLC (organized in California)	100%
TRC Security LP (organized in Texas)	100%
Willis Engineering, Inc. (incorporated in Louisiana)	100%
Environomics, Inc. (incorporated in Arizona)	100%
Environomics Southwest, LLC (incorporated in Arizona)	100%
Environomics TX, LLC (incorporated in Arizona)	100%

Environomics West, LLC (incorporated in Arizona)	100%
VPoint (incorporated in Nevada)	100%
Pacific Land Design (incorporated in Washington)	100%
Pacific Land Design Roseville, Inc. (incorporated in California)	100%
TRC Global Management Solutions, LP (organized in Texas)	100%
TRC Global Management Solutions UK, Ltd (incorporated in the United Kingdom)	100%
Metuchen Realty Acquisition, LLC (organized in New Jersey)	50%
Co-Energy Group, LLC (organized in Nevada)	50%
Environmental Restoration, LLC (organized in West Virginia)	50%